DERMISONICS SIGNS SWISS FINANCIAL ADVISORY AFFILIATE "IMT"

                 ALLIANCE SEEN AS CRITICAL IN DRIVE TO REDEFINE
                        $19 BILLION DRUG DELIVERY MARKET

IRVINE, CALIFORNIA - MARCH 17TH, 2006, (PR NEWSWIRE)

DERMISONICS, INC. (OTC Bulletin Board: DMSI.OB), a pioneer in the development of ultrasonic transdermal drug-delivery technologies, announced today that the Company has signed a one-year contract with International Market Trend, Inc. ("IMT"), an affiliate of International Market Trend AG of Zurich, Switzerland. IMT will act as financial advisor to Dermisonics in a few areas deemed important to corporate performance and enhanced shareholder values including investment banking, institutional market development through the introduction of Dermisonics to international fund managers, and public relations focused on the expansion of media coverage of corporate achievements. In consideration for this service, IMT will receive 400,000 common shares of Dermisonics, which will be restricted from trading pursuant to Rule 144.

Bruce Haglund, CEO of Dermisonics commented, "We are very pleased to announce this strategic alliance with IMT. Having reviewed a number of candidates in this field, it quickly became apparent that IMT, with its strong North American and European institutional connections, had the credibility and performance record to advance our position in the international financial community and strengthen shareholder value. We are convinced that IMT's experience will be a major help in our drive to redefine the future of the $19 billion dollar drug delivery market."

ABOUT DERMISONICS, INC. - DermisonicS is an intellectual property company and advanced technology incubator that is primarily focused on the ongoing development, testing and eventual commercialization of its active transdermal patch, called the U-Strip, that has been designed to facilitate the efficient and needle-free delivery of drugs with large molecular structures such as Insulin into the bloodstream. The Company has also developed other portable ultrasonic systems for applications in the medical (Antiseptic Wand) and skin care (U-Wand) fields.


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For further information contact Bruce Haglund, CEO.
bruce.haglund@dermisonics.com
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Dermisonics, Inc.
2 Park Plaza, Suite 450,
Irvine, California    92614
U.S.A.
888-401-DERM (3376) Toll Free
949-733-1101 Phone
949-266-8426 Fax

For additional information, please visit www.dermisonics.com
                                         -------------------

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission.